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                                                                   EXHIBIT 10.13

                               SUBLEASE AGREEMENT
                               ------------------

         AGREEMENT made as of the 19 day of March, 1997, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 751 Broad Street, Newark, New Jersey, 07102, hereinafter referred to as "Sublessor", and NETWORK MANAGEMENT SERVICES, INC., a Minnesota corporation, hereinafter referred to as "Sublessee",

                              WITNESSETH, WHEREAS:

         Sublessor, as Tenant, entered into a lease with Minnesota CC Properties, Inc., as Landlord, dated December 31, 1993, leasing certain space containing approximately 29,422 square feet of space in the building at 5500 Wayzata Boulevard, Golden Valley, Minnesota (the "Building"), to which lease (hereinafter, the "Prime Lease") reference is hereby made, and which is incorporated by reference as if the same were herein set forth at length; and

         The parties hereto have agreed that Sublessor shall sublet approximately 7,698 square feet of such space to Sublessee;

         NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

         1. Sublessor hereby subleases to Sublessee said 7,698 square feet, more or less, of the space in said Building, as depicted on Exhibit "A" attached hereto and made a part hereof, (the "Subleased Premises") for a term beginning May 1, 1997, and ending April 30, 2000, unless sooner terminated in accordance herewith, yielding and paying to Sublessor base rent at the rate of $13,638.29 per month, plus the additional rent set forth in paragraph 4 hereof. Sublessee shall pay said base rent and additional rent provided for hereunder in equal monthly installments in advance on the first day of each and every month during the term hereof. All Alteration Costs to the Subleased area shall be done by the Sublessee, except we will pro-rata share the lobby door costs (for elevator bays), we will split 50% - 50% the demising wall on the north end of the space. The Sublessor will be responsible for all the costs related to the corridor leading to the LAN room. Both Parties will use their best efforts to keep those costs to a minimum, subject to code and Landlord requirements.

         2. The Subleased Premises shall be used for the purposes set forth in the Prime Lease and for no other purpose.

         3. Sublessee shall not assign its interest in this Sublease nor further sublet the Subleased Premises in whole or in part without the written consent of Sublessor; and shall not permit its interest in this Sublease to be vested in any third party by operation of law or otherwise without the written consent of Sublessor.

         4. Except if the reason for such additional sums is due to the acts of Sublessor or its other Sublessees, if Sublessor shall be charged for additional rent or other sums pursuant to the provisions of the Prime Lease, including without limitation Article 2 thereof concerning rent
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escalations, Sublessee shall be liable for 2 % of such additional rent or sums.
If any such rent, or sums shall be due to additional use by Sublessee of electrical current in excess of Sublessor's proportionate part of space in the premises demised under the Prime Lease, such excess shall be paid in entirety by Sublessee within 30 days of receipt. If Sublessee shall procure any additional services from the Building, such as after hours air conditioning, Sublessee shall pay for same at the rates charged therefor by the Prime Landlord and shall make such payment to the Prime Landlord or Sublessor as Sublessor shall direct. Any rent or other sums payable by Sublessee under this Article 4 shall be additional rent and collectable as such. If Sublessor shall receive any refund under the Prime Lease, Sublessee shall be entitled to the return of so much thereof from Sublessor as shall be attributable to prior payments by Sublessee.

         5. This Sublease is subject and subordinate to the Prime Lease. Except as may be consistent with the terms hereof, all the terms, covenants and conditions contained in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Prime Lease and Sublessee were the lessee thereunder, and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder.

         6. Notwithstanding anything to the contrary herein set forth, the only services or rights to which Sublessee may be entitled hereunder are those to which Sublessor may be entitled under the Prime Lease.

         7. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of which the Prime Lease may be terminated or forfeited.

         8. Sublessee has paid Sublessor on the execution and delivery of this Sublease the sum of $16,638.29 as security for the full and faithful performance of the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, including but not limited to payment of base rent and additional rent in default or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor or the Prime Landlord. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee after the time fixed as the expiration of the demised term and after the removal of Sublessee and surrender of possession of the Subleased Premises to Sublessor.

         9. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.


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         10. All prior understandings and agreements between the parties are merged within this Agreement, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing to which the written consent of the lessor under the Prime Lease shall have been obtained.

         11. Any not ice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by overnight courier or by certified mail, return receipt requested, addressed if to Sublessor as follows:

         The Prudential Insurance Company
           of America                      and  SCRIBCOR, INC.
         One Prudential Circle             ---  Lease Administration Department
         Sugar Land, Texas 77478                400 N. Michigan Ave.,, Suite 415
         Attn: Corporate Real Estate            Chicago, IL 60611

with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease, and if to Sublessee, as follows:

         Network Management Services, Inc.  and  Francis V. Vargas III
         5500 Wayzata Boulevard             ---  Doherty Rumble & Butler
         Suite 1275                              3500 Fifth Street Towers
         Golden Valley, MN 55416                 150 S. 5th Street
         Attn: Mark Tierney, President           Minneapolis, MN 55402

with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease. Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

         12. This Sublease is expressly conditioned upon the written consent of the Prime Lessor, Minnesota CC Properties, Inc.

         13. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective heirs, executors, administrators, successors and assigns.


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                  IN WITNESS WHEREOF, the parties hereto have caused these
presents to be executed the date and year first above written.

SUBLESSEE:                                 SUBLESSOR:
NETWORK MANAGEMENT                         THE PRUDENTIAL INSURANCE
SERVICES, INC.                             COMPANY OF AMERICA

By: /s/ Scott Halstead                       By:  /s/ Joanne Brown Lee
   ----------------------------                  -------------------------------
      Name:  Scott Halstead                  Name:    Joanne Brown Lee
                                                  ------------------------------
      Title: CFO                             Title:   Vice President
                                                   -----------------------------




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